EXHIBIT 21

                                  SUBSIDIARIES OF REGISTRANT

                                                              JURISDICTION/STATE
COMPANY                                                         OF INCORPORATION


Team, Inc..........................................................  Texas

    Leak Repairs, Inc..............................................  Delaware

    Team Environmental Services, Inc. (formerly Leak Repairs, Inc.)  Texas

         TeamCam Limited...........................................  Trinidad,
                                                                     West Indies

    Team Environmental Services, Ltd...............................  United
                                                                     Kingdom

    Teaminc Europe.................................................  The
                                                                     Netherlands

    Teco Manufacturing, Inc........................................  Texas

    Pipe Repairs, Inc. (formerly Paisano, Inc.)....................  Texas

    Hellums Service, Inc...........................................  Texas

         Beacon Services, Inc......................................  Texas

    Composite Pole Repair, Inc.....................................  Texas

    First America Capital Corporation..............................  Texas

         Portales 801, Inc.........................................  Texas

         Pensacola 801, Inc........................................  Texas

         Ft. Bragg 801, Inc........................................  Texas

         Ft. Stewart 801, Inc......................................  Texas

    First America Development Corporation..........................  Texas

    USA Public Services, Inc.
         Formerly Infrastructure Services, Inc.....................  Texas

    USA Maintenance and Repair Services, Inc.
         Formerly:  Universal Services Co., Inc....................  Texas

         USA Federal Services, Inc.
              Formerly:  Universal Federal Services, Inc...........  Texas

         USA Water Consulting Services, Inc.
              Formerly:  Water Company of America..................  Texas

    USA Gunite Services, Inc.
         Formerly:  General Gunite & Construction Co., Inc.........  Alabama


EXHIBIT 21 (CONTINUED)


Following is a list of the Company's subsidiaries which are also operating under assumed names:


Team Environmental Services, Inc. in the State of Texas and Harris County:
    d/b/a  Marbo
    d/b/a  Tracer Technologies
    d/b/a  Leak Repairs
    d/b/a  Source Environmental Sciences

USA Maintenance and Repairs Services, Inc. (formerly Universal Services Co.,
Inc.)
  in the State of Florida:
    d/b/a  Infrastructure Services, Inc.
    d/b/a  Mariner Village Maintenance Co.